Exhibit 99.2

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 1, Suite 1600		Dan Campbell, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Liberty Announces Construction of 120 Million
Cubic Feet per Day Processing Complex in Logansport, West Virginia
to Serve EQT Corporation and Other Marcellus Producers

DENVER—January 4, 2011—MarkWest Liberty Midstream & Resources, L.L.C., a partnership between MarkWest Energy Partners, L.P. (NYSE: MWE) and The Energy & Minerals Group, today announced the development of a midstream natural gas processing complex in Logansport, West Virginia.

MarkWest Liberty will construct a 120 million cubic feet per day (MMcf/d) cryogenic gas processing facility and associated natural gas liquids (NGL) pipeline by mid 2012 to process liquids-rich gas transported in EQT Corporation’s Equitrans gas pipeline, which recently announced a significant expansion to increase transmission capacity.  EQT has substantial rich-gas Marcellus acreage in northern West Virginia and has contracted with MarkWest Liberty for the majority of the Logansport plant capacity.  The NGLs recovered at Logansport will be transported via pipeline to MarkWest Liberty’s fractionation, storage, and marketing complex in Houston, Pennsylvania.

The Logansport complex is MarkWest Liberty’s third processing complex serving Marcellus production in southwestern Pennsylvania and northern West Virginia. The new processing facility and associated NGL pipeline significantly expands the integrated processing, fractionation, and NGL marketing services that MarkWest provides to producers in the Appalachian region.

“We continue to expand our midstream presence in the rich-gas area of the Marcellus and the Logansport complex will allow EQT and other producers to fully develop their Marcellus acreage in Wetzel and Doddridge counties,” said Frank Semple, Chairman, President and Chief Executive Officer of MarkWest. “We are excited to access significant new Marcellus acreage and to take advantage of the tremendous downstream takeaway options for residue gas on the Equitrans system, including Equitrans’ planned expansion to five interstate pipelines.  MarkWest Liberty is the largest provider of midstream services in the rich-gas areas of the Marcellus and is committed to continue investing significant capital to develop the critical midstream infrastructure necessary to meet our producer customers’ long-term needs.”

“We are excited about the strategic value created from the combination of MarkWest’s industry leading Appalachian processing and fractionation footprint with EQT’s Equitrans pipeline header system expansion,” said Randall Crawford, Senior Vice President of EQT.  “The linking of NGL processing with downstream transportation will provide the critical infrastructure solution to facilitate the development of EQT’s and other liquids-rich Marcellus acreage in northern West Virginia.”

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About MarkWest Energy Partners

MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor in the Appalachian region.

About The Energy & Minerals Group

The Energy & Minerals Group is the management company for a series of private equity funds totaling in excess of $2.5 billion of commitments.  EMG focuses exclusively on making direct investments across the natural resources industry in conjunction with experienced management teams focused on hard assets that are integral to existing and growing markets.  For additional information on EMG, please contact John Raymond at 713-579-5000.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although MarkWest believes that the expectations reflected in the forward-looking statements are reasonable, MarkWest can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed with the SEC, including MarkWest’s Annual Report on Form 10-K for the year ended December 31, 2009, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  MarkWest does not undertake any duty to update any forward-looking statement except as required by law.